Exhibit 99.1

Bright Green Announces CEO Transition

Ed Robinson to step down; Terry Rafih, Bright Green’s Chairman of the Board, to assume interim position as CEO

Board initiates comprehensive search for permanent successor

GRANTS, N.M., July 1, 2022 - Bright Green Corporation (Nasdaq: BGXX) (“Bright Green” or “the Company”), one of the very few companies selected by the U.S. government to grow, manufacture, and sell, legally under federal and state laws, cannabis and cannabis-related products for research, pharmaceutical applications and affiliated export, today announced that Ed Robinson is stepping down as Chief Executive Officer (CEO) and as a member of the Board of Directors (Board), to pursue other opportunities. Mr. Robinson will remain with the Company as a Capital Markets Advisor through 2023.

The Board has initiated a comprehensive search to identify a permanent CEO. Until a successor is named, the Board has appointed Chairman of the Board, Terry Rafih, as Interim CEO.

“We thank Ed for his dedication and work to guide Bright Green through an important period of growth. Under his leadership, the Company completed a direct listing on Nasdaq in May 2022, made notable progress as it prepares to grow, manufacture and market federally-compliant cannabis, and is positioned to advance its development of innovative, advanced agricultural ecosystems for medicinal plants,” said Chairman of the Board and Interim CEO, Terry Rafih. “The Board looks forward to selecting a successor who will oversee the Company’s next phase of growth.”

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are made as of the date they were first issued and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Words such as “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” “shall” and variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond the company’s control. The company’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks detailed in the company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission (the “SEC”) on May 11, 2022 and in the company’s Quarterly Report on Form 10-Q filed with the SEC on June 7, 2022, as well as other documents that may be filed by the company from time to time with the SEC. The forward-looking statements included in this press release represent the company’s views as of the date of this press release. The company anticipates that subsequent events and developments will cause its views to change. The company undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing the company’s views as of any date subsequent to the date of this press release. Additional information regarding these and other factors that could affect the company’s results is included in the company’s SEC filings, which may be obtained by visiting the SEC’s website at www.sec.gov.

About Bright Green

Bright Green is one of the very few companies selected by the US government to grow, manufacture, and sell, legally under federal and state laws, cannabis and cannabis-related products for research, pharmaceutical applications and affiliated export. Our conditional approval based on already agreed terms from the U.S. Drug Enforcement Administration gives us the opportunity to advance our vision of improving quality of life through the opportunities presented by cannabis-derived therapies. To learn more, visit www.brightgreen.us.

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